UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2016 (June 28, 2016)

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GLOBAL MEDICAL REIT INC.
(Exact name of registrant as specified in its charter)

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Maryland	8091371022	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 450
 Bethesda, MD 20814

(Address of Principal Executive Offices)
(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 28, 2016, Global Medical REIT Inc., a Maryland corporation (the “Company”), Inter-American Management LLC and Global Medical REIT L.P. entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wunderlich Securities, Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) of an aggregate of 13,043,479 shares of Common Stock at a price to the public of $10.00 per share ($9.30 per share net of underwriting discounts, advisory fees and commissions). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an aggregate of 1,956,521 additional shares of Common Stock held by the Company. The material terms of the Offering are described in the prospectus, dated June 28, 2016 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 28, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-11, as amended (File No. 333-210566), initially filed by the Company on April 1, 2016.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on July 1, 2016 and the Company received total gross proceeds from the Offering of approximately $130.4 million. As described in the Prospectus, the Company intends to use the net proceeds of the Offering to (i) repay the approximately $14.7 million outstanding mortgage loan from Capital One, National Association, (ii) repay $10.0 million of its outstanding 8.0% convertible debentures held by ZH USA, LLC, (iii) pay approximately $9.2 million in aggregate to acquire the Wyomissing Facilities, (iv) repay $1.5 million outstanding interest free loan from ZH, USA, LLC and (v) use the remaining approximately $84.2 million for the acquisition of properties in its investment portfolio.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On June 28, 2016, the Company announced it had priced its Offering of 13,043,479 shares of Common Stock. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 28, 2016, by and among Global Medical REIT Inc. and Wunderlich Securities, Inc., as representative of the several underwriters named therein.
99.1	Press Release dated June 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MEDICAL REIT INC.

By:	/s/ Conn Flanigan
Conn Flanigan
Secretary and General Counsel

Dated: July 5, 2016

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 28, 2016, by and among Global Medical REIT Inc. and Wunderlich Securities, Inc., as representative of the several underwriters named therein.
99.1	Press Release dated June 28, 2016.

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